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ASSIGNMENT AND ASSUMPTION
OF LOAN AND LOAN DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF LOAN AND LOAN DOCUMENTS (the “Assignment”) is made as of March __, 2007, by and between HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation (the “Assignor”), and COLUMBIA PACIFIC OPPORTUNITY FUND, L.P., a Washington limited partnership (the “Assignee”).

FOR A VALUABLE CONSIDERATION AND THE MUTUAL COVENANTS HEREIN CONTAINED, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Assignor hereby bargains, sells, assigns, transfers and conveys unto Assignee, without recourse or warranty, all of Assignor’s right, title and interest in and to those loan documents (collectively, the “Loan Documents”) listed and identified in Exhibit A hereto, the loan indebtedness (the “Loan”) evidenced by the Promissory Note and the Loan Agreement identified in Exhibit A hereto and all rights, options, benefits and privileges granted to Assignor in the Loan Documents. Assignee hereby accepts such assignment and assumes, effective as of March __, 2007 (the “Effective Date”), all liabilities, duties and obligations of Assignor under the Loan Documents and hereby agrees to be bound by and upon all of the covenants, agreements, terms, provisions and conditions of the Loan Documents.

2. ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LOAN, THE LOAN DOCUMENTS, THE COLLATERAL SECURITY FOR THE LOAN, IF ANY, OR THE ABILITY OF THE OBLIGORS UNDER ANY OF THE LOAN DOCUMENTS TO SATISFY THEIR RESPECTIVE OBLIGATIONS THEREUNDER. ASSIGNEE AGREES THAT THE LOAN AND THE LOAN DOCUMENTS ARE ACCEPTED BY ASSIGNEE IN “AS-IS, WHERE-IS” CONDITION, AND ASSIGNOR SPECIFICALLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

3. Assignee hereby releases and forever discharges Assignor from all known or unknown causes of action, claims, suits, actions, demands or other proceedings of any kind relating to the Loan, the Loan Documents or the ability of the obligors under any of the Loan Documents to satisfy their respective obligations thereunder. REGARDLESS OF ANY STATEMENTS OR REPRESENTATIONS IN THE LOAN DOCUMENTS TO THE CONTRARY, ASSIGNEE ACKNOWLEDGES AND AGREES THAT REPAYMENT OF THE LOAN IS UNSECURED AND ANY PRIOR COLLATERAL SECURITY FOR THE LOAN WAS RELEASED OR EXTINGUISHED PRIOR TO THIS ASSIGNMENT.

4. This Assignment shall be construed and interpreted in accordance with the laws of the State of Washington.

5. This Assignment shall inure to the benefit of the successors and assigns of the parties hereto.

6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original hereof and all of which together shall constitute but one Assignment. In the event of any conflict between the terms of this Assignment and the terms of the Lease, the terms of this Assignment shall govern and shall be controlling.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the Effective Date.

ASSIGNOR:

HEALTHCARE REALTY TRUST
INCORPORATED, a Maryland corporation

By: /s/ John M. Bryant, Jr.
John M. Bryant, Jr.
Title: Senior Vice President and General Counsel

ASSIGNEE:

COLUMBIA PACIFIC OPPORTUNITY FUND,
L.P., a Washington limited partnership

By: /s/ Alex Washburn
Alex Washburn
Title: Member - General Partner

Exhibit A
to Assignment and Assumption of Loan and Loan Documents

    1. Promissory Note, dated June 30, 2005, in the original principal amount of $10,800,000.00, executed by Emeritus Corporation and payable to the order of Healthcare Realty Trust Incorporated.

2.	Loan Agreement, dated as of June 30, 2005, by and between Healthcare Realty Trust Incorporated and Emeritus Corporation.